Schedule A
Company-owned Same-store Sales Reconciliation and Comparison

Fiscal Quarter	Fiscal Year	Gross same-store sales increase/(decrease)	Effect of Sales Incentives and Discounts	Same-store sales increase/(decrease) based on GAAP sales
1 2 3 4	2002 2002 2002 2002	2.0% 1.9% 2.5% 2.7%	0.7% 0.2% 0.9% 0.4%	2.7% 2.1% 3.4% 3.1%
Total	2.3%	0.5%	2.8%

1 2 3	2003 2003 2003	1.1% (0.7)% 1.0%	0.1% 0.1% (1.4)%	1.2% (0.6)% (0.4)%
Year-to-date	0.5%	(0.4)%	0.1%

Franchise Partner Same-store Sales Reconciliation and Comparison

Fiscal Quarter	Fiscal Year	Gross same-store sales increase/(decrease)	Effect of Sales Incentives and Discounts	Same-store sales increase/(decrease) based on GAAP sales
1 2 3 4	2002 2002 2002 2002	2.8% (1.0)% 1.0% 2.2%	0.1% 0.4% 0.5% 0.3%	2.9% (0.6)% 1.5% 2.5%
Total	1.3%	0.4%	1.7%

1 2 3	2003 2003 2003	(0.6)% (1.2)% (1.7)%	0.2% (0.1)% (0.2)%	(0.4)% (1.3)% (1.9)%
Year-to-date	(1.2)%	0.0%	(1.2)%